RESTATED CERTIFICATE OF INCORPORATION
OF
WESTPOINT INTERNATIONAL, INC.

FIRST:  The name of the Corporation is WestPoint International, Inc.

SECOND:  The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, 19808, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

THIRD:  The purpose or purposes of the Corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:  The total number of shares that the Corporation shall have authority to issue is 210,000,000, consisting of 200,000,000 shares of common stock, all of a par value of one cent ($.01) each (“Common Stock”), and 10,000,000 shares of preferred stock, all of a par value of one cent ($.01) each (“Preferred Stock”).  The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, in respect of the classes of stock of the Corporation are as follows:

PART I - PREFERRED STOCK

A.           The Preferred Stock of the Corporation may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled in any and all such series shall not exceed the total number of shares of preferred stock hereinabove authorized.

B.           Authority is hereby vested in the Board of Directors from time to time to authorize the issuance of one or more series of preferred stock and, in connection with the creation of such series, to fix by resolution or resolutions providing for the issuance of shares thereof the characteristics of each such series including, without limitation, the following:

1.           the maximum number of shares to constitute such series, which may subsequently be increased or decreased (but not below the number of shares of that series then outstanding) by resolution of the Board of Directors, the distinctive designation thereof and the stated value thereof if different than the par value thereof;

2.           whether the shares of such series shall have voting powers, full or limited, or no voting powers, and if any, the terms of such voting powers;

3.           the dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation that such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock and whether such dividend shall be cumulative or noncumulative;

4.           whether the shares of such series shall be subject to redemption by the Corporation and, if made subject to redemption, the times, prices and other terms, limitations, restrictions or conditions of such redemption;

5.           the relative amounts, and the relative rights or preference, if any, of payment in respect of shares of such series, that the holders of shares of such series shall be entitled to receive upon the liquidation, dissolution or winding-up of the Corporation;

6.           whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

7.           whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class, classes or series, or other securities, whether or not issued by the Corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting same;

8.           the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock (as defined below) or any other class or classes of stock of the Corporation ranking junior to the shares of such series either as to dividends or upon liquidation, dissolution or winding-up;

9.           the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distributions of assets upon liquidation, dissolution or winding-up; and

10.         any other preference and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall not be inconsistent with law, this ARTICLE FOURTH or any resolution of the Board of Directors pursuant hereto.

PART II - COMMON STOCK

A.           The Common Stock of the Corporation may be issued from time to time in any number of shares, provided that the aggregate number of shares issued and not canceled shall not exceed the total number of shares of Common Stock hereinabove authorized.

B.           Unless expressly provided by the Board of Directors of the Corporation in fixing the voting rights of any series of Preferred Stock, the holders of the outstanding shares of Common Stock shall exclusively possess all voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of such stock standing in such holder’s name on the books of the Corporation.

C.           Subject to the prior rights of the holders of Preferred Stock now or hereafter granted pursuant to this ARTICLE FOURTH, the holders of Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for that purpose, dividends payable either in cash, stock or otherwise.

D.           In the event of any liquidation, dissolution or winding-up of the Corporation, either voluntary or involuntary, after payment shall have been made in full to the holders of Preferred Stock of any amounts to which they may be entitled and subject to the rights of the holders of Preferred Stock now or hereafter granted pursuant to this ARTICLE FOURTH, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably accordingly to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

FIFTH:

PART I - POWERS OF THE BOARD

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the by-laws of the Corporation.

The by-laws of the Corporation, including any by-laws that the directors make under the power conferred hereby, may not be altered, amended or repealed by the stockholders of the Corporation without the affirmative vote of the holders of at least 66-2/3% of the voting power of the Common Stock of the Corporation and such additional vote, if any, of any class or series of Preferred Stock of the Corporation as specified by the terms of the instrument creating such class or series of Preferred Stock of the Corporation.

PART II - NUMBER OF DIRECTORS AND BALLOTS

The Board of Directors shall consist of (i) not less than one (1) and not more than four (4) directors to be elected by the holders of the outstanding shares of Common Stock, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors; provided, however, that the number of directors shall be four (4) until modified by any such resolution and (ii) such number of directors to be elected by vote of any class or series of Preferred Stock as shall be specified by the terms of the instrument creating such class or series of Preferred Stock.  No reduction in the size of the Board of Directors will reduce the term of any director then in office and such director, or such director’s successor in the event of such director’s earlier resignation or removal, shall remain in office through the expiration of such term.  Directors of the Corporation need not be elected by ballot unless required by the by-laws.

PART III -CLASSIFICATION OF THE BOARD

The directors elected by vote of the holders of the outstanding Common Stock of the Corporation shall be classified, with respect to the time for which they severally hold office, into three classes, one class (originally consisting of one (1) directors) to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2007, another class (originally consisting of one (1) director) to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2008, and another class (originally consisting of two (2) directors) to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2009, with each class to hold office until its successor is elected and qualified.  At each annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

PART IV - REMOVAL OF DIRECTORS

Any director elected by vote of the holders of the outstanding Common Stock of the Corporation may be removed from office only for cause upon the affirmative vote of the holders of 85% of the then outstanding shares of Common Stock of the Corporation.

PART V - VACANCIES AND NEWLY CREATED DIRECTORSHIPS

Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until successors for such director’s class shall have been elected and qualified or until his or her earlier death, disqualification, resignation or removal.

PART VI - ABILITY TO ALTER, AMEND OR REPEAL

Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the then outstanding shares of Common Stock of the Corporation and any additional vote required by the terms of any series or class of then outstanding shares of Preferred Stock of the Corporation, shall be required to alter, amend or repeal this Article FIFTH or to adopt any provision inconsistent herewith.

PART VII - PREFERRED STOCK DIRECTORSHIPS

Notwithstanding anything contained in this Certificate of Incorporation to the contrary, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, number of directorships, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the instrument creating such class or series of Preferred Stock, and such Directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

On the date this Certificate of Incorporation was adopted in accordance with the General Corporation Law of the State of Delaware, the Board of Directors adopted a resolution, pursuant to Part I of Article FOURTH of this Certificate of Incorporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, providing for the authorization of a Series A-1 Preferred Stock, $.01 par value per share (the “Series A-1 Preferred Stock”), and a Series A-2 Preferred Stock, $.01 par value per share (the “Series A-2 Preferred Stock”), and setting forth the designations, preferences, relative participating, optional and other special rights, qualifications, limitations and restrictions applicable to the Series A-1 Preferred Stock and the Series A-2 Preferred Stock, which resolution was set forth in a certificate of designation (the “Series A Preferred Stock Certificate of Designation”) executed, acknowledged and filed in accordance with the General Corporation Law of the State of Delaware.  Without limiting the generality of the immediately preceding paragraph in this Part VII of Article FIFTH of this Certificate of Incorporation, immediately upon the occurrence of a Series A-1 Event (as defined in the Series A Preferred Stock Certificate of Designation), and without a need for any further action on the part of any person or entity, (x) all of the Series A-1 Directors (as defined in the Series A Preferred Stock Certificate of Designation) then sitting on the Board of Directors shall be deemed removed from the Board of Directors, (y) the terms in office of such Series A-1 Directors shall be deemed terminated and (z) the total number of seats on the Board of Directors shall be deemed reduced by a corresponding number.  Without limiting the generality of the immediately preceding paragraph in this Part VII of Article FIFTH of this Certificate of Incorporation, immediately upon the occurrence of a Series A-2 Event (as defined in the Series A Preferred Stock Certificate of Designation), and without a need for any further action on the part of any person or entity, (a) all of the Series A-2 Directors (as defined in the Series A Preferred Stock Certificate of Designation) then sitting on the Board of Directors shall be deemed removed from the Board of Directors, (b) the terms in office of such Series A-2 Directors shall deemed terminated and (c) the total number of seats on the Board of Directors shall be deemed reduced by a corresponding number.  The removal provisions contemplated by the immediately two preceding sentences of this Part VII of Article FIFTH of this Certificate of Incorporation are not, and shall not be deemed to be, an exclusive method for removal of Series A-1 Directors and Series A-2 Directors, but rather an alternative method for removal of Series A-1 Directors and Series A-2 Directors, and shall be in addition to, and not in lieu of, any method of removal of Series A-1 Directors and Series A-2 Directors.

SIXTH:  No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.  Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.  No amendment to or repeal of this ARTICLE SIXTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

SEVENTH:  The Corporation may, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such indemnified person’s official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

EIGHTH:  The Corporation elects not to be governed by the Takeover Statute (Section 203 of the General Corporation Law of the State of Delaware).

NINTH:

PART I -CONSENT OF STOCKHOLDERS IN LIEU OF MEETING

No action may be authorized by the stockholders of the Corporation without a meeting unless all stockholders entitled to vote thereon shall give their unanimous consent in writing; provided, however, that unless otherwise provided in the instrument creating any class or series of Preferred Stock of the Corporation, any action required or permitted to be taken by holders of any class or series of Preferred Stock of the Corporation at any annual or special meeting of holders of such class or series of Preferred Stock of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be (i) signed by the holders of such outstanding class or series of Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of such class or series of Preferred Stock entitled to vote thereon were present and voted and (ii) delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  Every written consent shall bear the date of signature of each holder of shares of the class or series of Preferred Stock who signs the consent.

PART II - SPECIAL MEETINGS OF STOCKHOLDERS

Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the chairman of the Board of Directors or the president of the Corporation and shall be called by the president or the secretary at the request in writing of a majority of the board of directors.  Special meetings of the stockholders may not be called by any person or persons other than as set forth in the immediately preceding sentence.

TENTH:  This Certificate of Incorporation was duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware

IN WITNESS WHEREOF, this Certificate has been signed on this 20th day of December 2006.

WESTPOINT INTERNATIONAL, INC.

By:	/s/ Joseph Pennacchio
Name: Joseph Pennacchio
Title: Chief Executive Officer and President